                                                              EXHIBIT (8)(f)(ii)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 20th day of August, 1999, by and among MFS Variable Insurance Trust, The United States Life Insurance Company in the City of New York and Massachusetts Financial Company, the parties do hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on October 2, 2000.


                         THE UNITED STATES LIFE INSURANCE COMPANY
                         IN THE CITY OF NEW YORK
                         By its authorized officer,


                         By:
                            ----------------------------------------
                            Title:



                         MFS VARIABLE INSURANCE TRUST,
                         ON BEHALF OF THE PORTFOLIOS
                         By its authorized officer,


                         By:
                            ----------------------------------------
                            James R. Bordewick, Jr.
                            Assistant Secretary



                         MASSACHUSETTS FINANCIAL SERVICES
                         COMPANY
                         By its authorized officer,


                         By:
                            ----------------------------------------
                            Jeffrey L. Shames
                            Chairman and Chief Executive Officer

                                                           As of October 2, 2000


                                   SCHEDULE A

                       Accounts, Policies and Portfolios
                     Subject to the Participation Agreement


    NAME OF SEPARATE ACCOUNT
      AND DATE ESTABLISHED                     POLICIES FUNDED                                PORTFOLIOS
     BY BOARD OF DIRECTORS                   BY SEPARATE ACCOUNT                        APPLICABLE TO POLICIES
    -------------------------                -------------------                        ----------------------
   THE UNITED STATES LIFE        PLATINUM INVESTOR FLEXIBLE PREMIUM VARIABLE          MFS EMERGING GROWTH SERIES
 INSURANCE COMPANY IN THE                  LIFE INSURANCE POLICIES
 CITY OF NEW YORK SEPARATE                CONTRACT FORM NO. 97600N                       MFS RESEARCH SERIES
      ACCOUNT USL VL-R
ESTABLISHED ON AUGUST 8, 1997     PLATINUM INVESTOR SURVIVOR SECOND-TO-DIE         MFS CAPITAL OPPORTUNITIES SERIES
                                  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE
                                                  POLICIES                             MFS NEW DISCOVERY SERIES
                                          CONTRACT FORM NO. 99206N